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                                  EXHIBIT 23.1
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                                                                    Exhibit 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the following registration statements of Echo Bay Mines Ltd. and in the related prospectuses of our Report and Comments by Auditors for U.S. Readers or Canada-U.S. Reporting Difference dated January 31, 2001, with respect to the consolidated financial statements of Echo Bay Mines Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2000:

1. Registration Statement on Form S-3 (No. 333-35857) pertaining to Echo Bay Mines Ltd. and Echo Bay Resources, Inc.

2. Registration Statement on Form S-8 (No. 2-84687) pertaining to the Employee Share Incentive Plan of Echo Bay Mines Ltd.

3. Registration Statement on Form S-8 (No. 33-91696) pertaining to the Director Equity Plan and amending the Employee Share Incentive Plan of Echo Bay Mines Ltd.

4. Registration Statement on Form S-8 (No. 333-31835) pertaining to the Employee Share Incentive Plan and Restricted Share Grant Plan of Echo Bay Mines Ltd.



Edmonton, Canada                        /s/ Ernst & Young LLP
January 31, 2001                        Chartered Accountants